Exhibit 10.1

AMENDMENT NO. 1
TO THE
BENTLEY SYSTEMS, INCORPORATED
NONQUALIFIED DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective September 22, 2020)

    WHEREAS, Bentley Systems, Incorporated (the “Company”), a Delaware corporation, sponsors the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan (the “Plan”) for its officers and key employees, originally effective January 1, 2007, in order to attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and its subsidiaries; and

    WHEREAS, the Company most recently amended and restated the Plan effective as of September 22, 2020; and

    WHEREAS, Section 11.1 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan from time to time; and

    WHEREAS, the Board desires to amend the Plan in order to permit a one-time election to change deemed investments under the Plan from Phantom Shares to the Investment Funds;

    NOW, THEREFORE, effective August 19, 2021, the Plan is hereby amended as follows:

1.    Section 1.3 of the Plan is amended to read as follows:

1.3    “Agreement” shall mean, as applicable, one of the deferred compensation agreements, substantially in the forms set forth in Appendices A attached hereto, to be entered into by a Participant and the Company to provide the Participant with the opportunity (i) to make an initial election of Employee Deferrals (Appendix A-1 attached hereto); (ii) to elect a later distribution date (or commencement of distribution date) (Appendix A-2 attached hereto); (iii) to change deemed investment requests for Company Contribution Units or Employee Deferrals (Appendix A-3 attached hereto); and (iv) to terminate Employee Deferrals (Appendix A-4 attached hereto).

2.    Section 1.10 of the Plan is amended to read as follows:

1.10    “Company Contribution Unit” shall mean a discretionary credit made by the Company on behalf of a Participant.

3.    Section 2.3 of the Plan is amended to read as follows:

    2.3    Deemed Investment. Except as otherwise provided in Article V, Company Contribution Units shall be deemed invested in Phantom Shares, and any such units not deemed invested in Phantom Shares as of January 1, 2015 or thereafter shall be transferred to a deemed investment in Phantom Shares as of March 31, 2015. The number of Phantom Shares may contain a fraction, rounded to the nearest 1/10,000 (0.0001) of a share.

4.    Section 2.4 of the Plan is amended to read as follows:

    2.4    Distribution of Company Contribution Units. Except as provided in Article V:

(a)    The Company shall distribute a Participant’s vested Company Contribution Units in seven annual installments beginning, unless the Participant elects otherwise in accordance with Section 4.1(a), on, or as soon as administratively practicable after, the April 1 following the fourth anniversary of the date on which such units were credited to the Participant’s Account, and on, or as soon as administratively practicable after, each April 1 thereafter. Such distribution shall be made in Class B Stock, except that the value of any fractional Phantom Share shall be distributed in cash on, or as soon as administratively practicable after, such April 1. For purposes of determining the value of any such fractional Phantom Share and for purposes of determining the value of any such distribution of Class B Stock for tax purposes, the value of each share of Class B Stock shall equal the Share Value on the actual distribution date.

(b)    Except as provided in subsection (d) below, the amount of each installment distribution, other than the final distribution, shall equal 1/n multiplied by the number of Phantom Shares attributable to vested Company Contribution Units in the Participant’s Account as of the day prior to the stated distribution date, where “n” equals the number of distributions yet to be made. The final distribution will equal the number of Phantom Shares attributable to vested Company Contribution Units in the Participant’s Account as of the day prior to the final stated distribution date. For example, if distributions are to commence to a Participant on April 1, 2015, the first distribution will be made to the Participant on, or as soon as administratively practicable after, April 1, 2015 and will equal 1/7 of the March 31, 2015 number of Phantom Shares attributable to vested Company Contribution Units in the Participant’s Account. The April 1, 2016 distribution will be made to the Participant as soon as administrative practicable on or after April 1, 2016 and will equal 1/6 of the March 31, 2016 number of Phantom Shares attributable to vested Company Contribution Units in the Participant’s Account.

In the above example, if the Participant has 700 Phantom Shares in his or her Account as of March 31, 2015, the Participant will receive 100 shares of Class B Stock as soon as administrative practicable on or after April 1, 2015. Six hundred Phantom Shares will remain in the Participant’s Account to be distributed as soon as administratively practicable on or after each of the next six April ls in the form of Class B Stock.

(c)    If the Participant’s death occurs during the deferral or distribution period, the number of Phantom Shares attributable to the Participant’s remaining vested Company Contribution Units (as of the day immediately preceding the date of the Participant’s death) shall be distributed in Class B Stock to the Participant’s beneficiary(ies) on, or as soon as administratively practicable after, the date of the Participant’s death.

(d)    Notwithstanding the foregoing, if the value of the sum of the Company Contribution Units and Employee Deferrals in the Participant’s Account as of the date of the first scheduled distribution of either Company Contribution Units or Employee Deferrals or as of any future date is less than or equal to the limit set forth (as adjusted) in Section 402(g)(1)(B) of the Code ($19,500 for 2020), the Company may, in its sole discretion, distribute the entire amount in such Participant’s Account in Class B Stock to the Participant as soon as administratively practicable on or after such date.

5.    Section 3.2 of the Plan is amended to read as follows:

    3.2    Deferred Compensation Account. All of a Participant’s Employee Deferrals shall be credited to the Participant’s Account in the form of a bookkeeping entry. Except as otherwise provided in Article V, Employee Deferrals credited to a Participant’s Account on and after January 1, 2015 shall be deemed invested in Phantom Shares (based on their Share Value on the date the Employee Deferrals are withheld from the Participant’s Bonus), and any such deferrals not deemed invested in Phantom Shares as of January 1, 2015 or thereafter shall be transferred to a deemed investment in Phantom Shares as of March 31, 2015.

6.    Section 3.3 of the Plan is amended to read as follows:

    3.3    Distribution of Employee Deferrals. Except as provided in Article V:

(a)    Pursuant to a Participant’s election in his or her Agreement substantially in the form of Appendix A-1 attached hereto, his or her Employee Deferrals shall be distributed on, or as soon as administratively practicable after, either (i) his or her Separation from Service or (ii) a date(s) chosen by the Participant. The Participant may also elect to receive his or her Employee Deferrals on, or as soon as administratively practicable after, either (A) an “unforeseeable emergency,” as defined in Section 409A(a)(2)(B)(ii) of the Code, to the extent not prohibited by that Section of the Code and regulations issued thereunder or (B) a 409A Change in Control. If the Participant wishes to defer further the distribution (or commencement of distribution) date for his or her Employee Deferrals, the Participant may do so pursuant to Section 4.2.

(b)    A Participant shall elect in an Agreement substantially in the form of Appendix A-1 attached hereto to have his or her Employee Deferrals distributed in:

(1)    a single distribution; or

(2)    any number of annual installments (as calculated in the following paragraph) for a period of two to 10 years, distributable as of the same date in each calendar year until the balance in the Participant’s Account is exhausted.

Except as provided in subsection (d) below, the amount of each installment distribution, other than the final distribution, shall equal 1/n multiplied by the number of Phantom Shares attributable to Employee Deferrals in the Participant’s Account as of the day prior to the stated distribution date, where “n” equals the number of distributions yet to be made. The final distribution will equal the number of Phantom Shares attributable to Employee Deferrals in the Participant’s Account as of the day prior to the final stated distribution date. For example, if distributions are to be made in 10 annual installments commencing on April 1, 2015, the first distribution will be made to the Participant on, or as soon as administratively practicable after, April 1, 2015 and will equal 1/10 of the March 31, 2015, number of Phantom Shares attributable to Employee Deferrals in the Participant’s Account. The April 1, 2016 distribution will be made to the Participant on, or as soon as administratively practicable after, April 1, 2016 and will equal 1/9 of the March 31, 2016, number of Phantom Shares attributable to Employee Deferrals in the Participant’s Account.

In the above example, if the Participant has 500 Phantom Shares in his or her Account as of March 31, 2015, the Participant will receive 50 shares of Class B Stock on, or as soon as administratively practicable after, April 1, 2015. Four hundred fifty Phantom Shares will remain in the Participant’s Account to be distributed on, or as soon as administratively practicable after, each of the next nine April ls in the form of Class B Stock.

(c)    If the Participant’s death occurs during the deferral or distribution period, the number of Phantom Shares attributable to the Participant’s Employee Deferrals (as of the day immediately preceding the date of the Participant’s death) shall be distributed in Class B Stock to the Participant’s beneficiary(ies) on, or as soon as administratively practicable after, the date of the Participant’s death.

(d)    Notwithstanding the foregoing, if the value of the sum of the Company Contribution Units and the Employee Deferrals in the Participant’s Account as of the date of the first scheduled distribution of either Company Contribution Units or Employee Deferrals or as of any future date is less than or equal to the limit set forth (as adjusted) in Section 402(g)(1)(B) of the Code ($19,500 for 2020), the Company may, in its sole discretion, distribute the entire amount in such Participant’s Account in Class B Stock to the Participant on, or as soon as administratively practicable after, such date.

7.    Article V of the Plan is amended to read as follows:

ARTICLE V
GRANDFATHERED PARTICIPANTS AND
SPECIAL INVESTMENT ELECTIONS

    The following rules shall apply notwithstanding any other provision of the Plan:

5.1    Required Changes in Deemed Investments. A Grandfathered Participant (or his or her legal guardian or beneficiary, as applicable) was required to change the deemed investment of any vested Company Contribution Units and any Employee Deferrals that were still deemed invested in Phantom Shares at the time of Separation of Service among any of the available Investment Funds. If the Grandfathered Participant did not submit the change to the Plan Administrator in a timely fashion, the Grandfathered Participant’s vested Company Contribution Units and Employee Deferrals were deemed invested in the JPMorgan Prime Money Market Fund.

5.2    One-Time Permitted Change in Deemed Investments. Effective August 19, 2021, any Participant identified by the Plan Administrator in its sole discretion as eligible to make an election under Section 5.2 of the Plan and as recorded as such in the books and records of the Plan Administrator (each an “Eligible Participant” and, for the purposes of this Plan, any reference to a Participant shall also include each Eligible Participant unless the context requires otherwise) may make a one-time election to change the deemed investment of any or all Company Contribution Units (whether or not vested) and any Employee Deferrals that are deemed invested in Phantom Shares as of such date among any of the available Investment Funds, provided that the Plan Administrator may limit the number of Company Contribution Units to which such election may apply. Such election shall be made prior to the effective date of the election at the time and in the manner determined by the Plan Administrator and shall be irrevocable.

5.3    Request to Change Deemed Investments. A Participant any of whose Company Contribution Units and Employee Deferrals are deemed invested in the Investment Funds as described in Section 5.1 or 5.2 may request (as of the first business day of any calendar quarter or as otherwise permitted by the Plan Administrator) to change the deemed investment of his or her vested Company Contribution Units and Employee Deferrals among any of the available Investment Funds.

5.4    Valuation of Investment Funds. Company Contribution Units and Employee Deferrals deemed invested in the Investment Funds shall be valued based on the per-share closing price for each fund as of the applicable Valuation Date.

5.5    Payment of Amounts Deemed Invested in Investment Funds. Notwithstanding Sections 2.4 and 3.3, a Participant shall receive payment of Company Contribution Units and Employee Deferrals deemed invested in the Investment Funds in cash.

5.6    Earnings on Investment Funds. The Account of a Participant that is deemed invested in the Investment Funds shall be credited daily with any income, gains and losses that would have been realized if amounts equal to the Company Contribution Units or Employee Deferrals had actually been invested in the chosen Investment Funds on the date the Plan Administrator approves the Participant’s deemed investment request. For this purpose, any amounts that would have been received, had amounts been invested as described above, from a chosen Investment Fund will be treated as if reinvested in that Investment Fund on the date such amounts would have been received.

IN WITNESS WHEREOF, Bentley Systems, Incorporated has caused this Amendment No. 1 to be executed this 19th day of August, 2021.

                    BENTLEY SYSTEMS, INCORPORATED

                    By: /s/ David R. Shaman
                     Name: David R. Shaman
                     Title: Chief Legal Officer